Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Russell Diez-Canseco, President and Chief Executive Officer of Vital Farms, Inc. (the “Company”), and Thilo Wrede, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended June 25, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 3, 2023

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 3rd day of August, 2023.

/s/ Russell Diez-Canseco	/s/ Thilo Wrede
Russell Diez-Canseco	Thilo Wrede
President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Vital Farms, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.